Exhibit 3.31

TWENTY-NINTH AMENDMENT OF TWENTY-FIRST RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-First Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)
The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)
The partnership filed the Twenty-First Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 25, 2019.

(3)
The Twenty-First Restated Certificate of Limited Partnership is hereby amended to reflect the general partner admissions and withdrawals attached hereto on Exhibit A effective as of the date listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 583.

In affirmation thereof, the facts stated above are true.

Dated: October 18, 2021

General Partner:

By ___/s/Penny Pennington_______________________

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Brill, Kristine Kestek	10/1/2021	12555 Manchester Road	St. Louis, MO 63131
Brown, Scott Marion	10/1/2021	12555 Manchester Road	St. Louis, MO 63131
Deja, Mark Edward	10/1/2021	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Deja Family Trust Dated August 5, 2021	10/1/2021	12555 Manchester Road	St. Louis, MO 63131
Kristine Kestek Brill Revocable Living Trust	10/1/2021	12555 Manchester Road	St. Louis, MO 63131
The Brown Family 2021 Trust	10/1/2021	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Ninth Amendment of Twenty-First Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.